SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) May 2, 1997



                                POWERTRADER, INC.
             (Exact Name of Registrant as Specified in Its Charter)



                                    Delaware
                 (State or Other Jurisdiction of Incorporation)



       000-22329                                       98-0163116
(Commission File Number)                    (IRS Employer Identification No.)



    Suite 591, 885 Dunsmuir Street
      Vancouver, British Columbia                        V6C 1N5
(Address of Principal Executive Offices)                (Zip Code)



                                 (604) 685-1529
              (Registrant's Telephone Number, Including Area Code)

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Item 2. Acquisition or Disposition of Assets

         On May 2, 1997, PowerTrader, Inc., a Delaware corporation (the "Company") entered into an Asset Purchase Agreement, dated as of May 2, 1997 (the "Agreement"), with West Coast Title Search Ltd., a British Columbia corporation ("West Coast"), whereby the Company acquired all of the rights, title and interest in and to the software, hardware and source code known as Omen III ("Omen III") and certain assets related to Omen III (together with Omen III, the "Purchased Assets") from West Coast, in exchange for a cash payment of approximately US$211,111 and the issuance of 125,000 shares of the Company's $0.01 par value common stock ("Common Stock") (the "Acquisition"). All of such shares were issued and delivered to West Coast in reliance on Regulation S of the Securities Act of 1933 (the "1933 Act").

         The total purchase price for the Purchased Assets acquired by the Company was determined by arm's length negotiation and was based upon, among other factors, (i) the amount of time and expense in developing a similar source code that the Company expects to avoid as a result of the Acquisition, and (ii) the likelihood that the Purchased Assets will assist the Company to implement its business plan.

         Other than in connection with the Acquisition, neither West Coast nor its controlling shareholder, Wayne Crookes, have had any material relationship with the Company or any of its affiliates, any director or officer of the Company or any associate of any such director or officer.

         The source of the cash portion of the purchase price will be derived from the proceeds of a private sale of up to 100,000 shares of the Company's Common Stock in a transaction designed to qualify for an exemption from the registration requirements of the 1933 Act by reason of Regulation S promulgated thereunder.

         The Purchased Assets comprise a fully redundant and integrated software tool set which consolidates the acquisition, storage and display of multiple financial information data feeds on one or more LAN-based client-server networks. The Company intends to continue using the Purchased Assets in such capacity by integrating the Purchased Assets into the Company's current suite of products. Although the Purchased Assets are currently designed to manage financial data, the Company may choose to expand such technology to allow for the management of additional forms of data.

Item 7. Exhibits

(c)  See Exhibit Index.


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
Item 9. Sales of Equity Securities Pursuant to Regulation S

         On May 2, 1997, the Company issued 125,000 shares of the Company's Common Stock to West Coast of British Columbia, Canada, in a transaction exempt from the registration requirements of the 1933 Act by reason of Regulation S promulgated thereunder. Such issuance was for consideration in the form of certain assets pursuant to the transactions contemplated in the Agreement more fully described in Item 2.


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
                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date:  May 19, 1997
                                     POWERTRADER, INC.



                                     By: /s/ David C. Furlonger
                                         ------------------------------------
                                         David C. Furlonger
                                         Secretary, Chief Financial Officer
                                         and Director



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
                                  EXHIBIT INDEX


Exhibit No.                         Exhibit
   10.8 Asset Purchase Agreement dated as of May 2, 1997, between West Coast Title Search Ltd. and
                PowerTrader, Inc.



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